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                                                                   EXHIBIT 4

                                                              EXECUTION COPY


                        SECOND SUPPLEMENTAL INDENTURE


                  SECOND SUPPLEMENTAL INDENTURE, dated as of October 24, 2002, among Solutia Inc., a Delaware corporation ("Solutia"), the Subsidiary
                                                   -------
Guarantors signatory hereto (the "Subsidiary Guarantors") and HSBC Bank USA,
                                  ---------------------
as trustee under the Indenture referred to below (the "Trustee").
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                            W I T N E S S E T H :
                            - - - - - - - - - -

                  WHEREAS, SOI Funding Corp., a Delaware corporation ("SOI
                                                                       ---
Funding"), and the Trustee heretofore executed and delivered an Indenture,
-------
dated as of July 9, 2002 (the "Original Indenture"), providing for the
                               ------------------
issuance of the 11.25% Senior Secured Notes due 2009 of SOI Funding (the "Securities") (capitalized terms used herein but not otherwise defined have
 ----------
the meanings ascribed thereto in the Indenture);

                  WHEREAS, upon the execution and delivery by Solutia to the Trustee of the Supplemental Indenture, dated July 25, 2002, among Solutia, SOI Funding, the Subsidiary Guarantors and the Trustee (the "First
                                                             -----
Supplemental Indenture" and, together with the Original Indenture, the
----------------------
"Indenture"), Solutia became the successor Company under the Indenture and
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the Securities and succeeded to, and was substituted for, and may exercise every right and power of, SOI Funding under the Indenture and the Securities and SOI Funding was discharged from all obligations and covenants under the Indenture and the Securities;

                  WHEREAS, Solutia desires to amend certain provisions of the Indenture, as set forth in Article I hereof;

                  WHEREAS, Section 8.01(a)(vii) of the Indenture provides that Solutia and the Trustee may amend the Indenture and the Securities without notice to or consent of any Holders of the Securities by entering into a supplemental indenture in order to amend the Indenture in a manner that does not adversely affect the rights of any Holders; and

                  WHEREAS, this Second Supplemental Indenture has been duly authorized by all necessary corporate action on the part of each of Solutia and the Subsidiary Guarantors.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, Solutia, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:



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                                  ARTICLE I

                                  Amendment
                                  ---------

                  Section 1.1. Amendment to Section 1.01. Section 1.01 of
                               -------------------------
the Original Indenture is hereby amended by deleting clause (i) of the first paragraph of the definition of "Unrestricted Subsidiary" and by substituting therefor a new clause (i), which reads as follows:

                  "(i) each of Solutia Chemical Co., Ltd., Suzhou, Solutia Hellas EPE, Solutia Management Company, Inc., Solutia Kimyasal Pazarlama Ve Ticaret Limited Sirketi, Solutia Therminal Co., Ltd., Suzhou, Solutia UK Capital Ltd., Solutia GOM India Coatings Materials Private Limited, Vianova Resins, Inc., Vianova Resins N.V./S.A., Vianova Resins Canada Inc., Vianova Resins Resinas Quimicas, Lda., Viking Finance III B.V. and Viking Resins Group Holdings B.V.,"

                  Section 1.2. Trustee's Acceptance. The Trustee hereby
                               ---------------------
accepts this Second Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

                                 ARTICLE II

                                Miscellaneous
                                -------------

                  Section 2.1. Effect of Second Supplemental Indenture. Upon
                               ---------------------------------------
the execution and delivery of this Second Supplemental Indenture by Solutia, the Subsidiary Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. Notwithstanding any other provision of this Second Supplemental Indenture, this Second Supplemental Indenture shall be deemed to be effective as of July 9, 2002.

                  Section 2.2. Indenture Remains in Full Force and Effect.
                               -------------------------------------------
Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

                  Section 2.3. Indenture and Second Supplemental Indenture
                               -------------------------------------------
Construed Together. This Second Supplemental Indenture is an indenture
------------------
supplemental to and in implementation of the Indenture, and the Indenture and this Second Supplemental Indenture shall henceforth be read and construed together.

                  Section 2.4. Confirmation and Preservation of Indenture.
                               ------------------------------------------
The Indenture as supplemented by this Second Supplemental Indenture is in all respects confirmed and preserved.

                  Section 2.5. Conflict with Trust Indenture Act. If any
                               ---------------------------------
provision of this Second Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required or deemed under the TIA to be part of and govern any provision of this Second

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Supplemental Indenture, such provision of the TIA shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture, as the case may be.

                  Section 2.6. Severability. In case any provision in this
                               ------------
Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 2.7. Benefits of Supplemental Indenture. Nothing
                               ----------------------------------
in this Second Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, the Supplemental Indenture, this Second Supplemental Indenture or the Securities.

                  Section 2.8. Successors. All agreements of Solutia in this
                               ----------
Second Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

                  Section 2.9. Certain Duties and Responsibilities of the
                               ------------------------------------------
Trustee. In entering into this Second Supplemental Indenture, the Trustee
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shall be entitled to the benefit of every provision of the Indenture and the
Securities relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

                  Section 2.10. Governing Law. This Second Supplemental
                                -------------
Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  Section 2.11. Multiple Originals. The parties may sign any
                                ------------------
number of copies of this Second Supplemental Indenture, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 2.12. Headings. The Article and Section headings
                                --------
herein are inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  Section 2.13. The Trustee. The Trustee shall not be
                                -----------
responsible in any manner for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by Solutia.



                          [signature pages follow]



                                     3

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Second Supplemental Indenture to be duly executed as of the date first written above.


                                   SOLUTIA INC.


                                   By: /s/ Kevin Wilson
                                       ----------------
                                       Name:  C. K. Wilson
                                       Title: Vice President and Treasurer


                                   CPFILMS INC.


                                   By: /s/ Richard A. Ringhofer
                                       ------------------------
                                       Name:  R. A. Ringhofer
                                       Title: Secretary


                                   MONCHEM, INC.


                                   By: /s/ Kevin Wilson
                                       ----------------
                                       Name:  C. K. Wilson
                                       Title: President


                                   MONCHEM INTERNATIONAL, INC.


                                   By: /s/ Kevin Wilson
                                       ----------------
                                       Name:  C. K. Wilson
                                       Title: President


                                   SOLUTIA SYSTEMS, INC.


                                   By: /s/ Kevin Wilson
                                       ----------------
                                       Name: C. K. Wilson
                                       Title: President


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                                   HSBC BANK USA,
                                      as Trustee


                                   By: /s/ Harriet Drandoff
                                       ------------------------------
                                       Name: Harriet Drandoff
                                       Title: Vice President